PROMISSORY NOTE

$52,385.46

January 31, 2018

FOR VALUE RECEIVED, the undersigned, Advanced Voice Recognition Systems, Inc. and Walter Geldenhuys (jointly, the "Maker” it being specifically understood and agreed that the obligation of each and both will be joint and several), hereby promises to pay to the order of Meyer & Associates, LLC, a Colorado limited liability company ("Payee "), the principal sum of FIFTY TWO THOUSAND THREE HUNDRED EIGHTY-FIVE DOLLARS AND FORTY-SIX CENTS ($52,385.46), as well as accrued interest on the outstanding principal as set forth in this Promissory Note pursuant to the terms and conditions as set forth herein.

PAYMENTS. The principal amount of this Promissory Note (the "Note") and any accrued but unpaid interest shall bear interest at 12% compounded annually. Maker shall make payments as follows:

Maker shall pay one thousand dollars ($1,000) per month (each a “Monthly Payment”) on the first day of each month beginning February 1, 2018 and continuing through July 1, 2018 (“Monthly Payment Dates”), and to pay all remaining unpaid principal and accrued interest on August 1, 2018 (the “Balloon Payment”).  All payments under this Note shall be applied first to accrued interest and next to outstanding principal. Payments on this Note shall be payable in lawful currency of the United States at the office of Payee or Holder (as defined in the following paragraph) in Colorado in immediately available funds not later than 12:00 Noon Colorado time, on the date due.

ASSIGNMENT OF NOTE. Maker understands and agrees Payee may assign or negotiate Note to a third party (a “Holder”) without Maker’s consent.

PREPAYMENT. The Maker shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty.

REMEDIES. No delay or omission on part of the Payee or Holder of this Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of the Payee or Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Payee or Holder shall be cumulative and may be pursued singly, successively, or together, in the sole discretion of the Payee or Holder.

EVENTS OF DEFAULT. The occurrence of the following shall constitute an "Event of Default" by Maker under this Note:  Maker's failure to pay any part of the principal or interest as and when due under this Note, it being expressly understood and agreed that time is of the essence of each payment; provided, however, that upon a single occasion and as to a single Monthly Payment (but not including the Balloon Payment), if a Monthly Payment is not received by Payee or Holder when due, Payee or Holder shall notify Geldenhuys by email of the late payment. On that single occasion, the payment must be received by Payee or Holder not later than thirty days after the Monthly Payment Date. If the payment is not received by Payee or Holder within such thirty days, the Note shall be in a state of material default without further action by Payee or Holder. The delay in payment on this single occasion shall not operate to extend the due dates of any other Monthly Payments or the Balloon Payment, and time shall remain of the essence with respect thereto.

ACCELERATION. Upon the occurrence of an Event of Default under this Note, and in addition to any other rights and remedies that Payee or Holder may have, this Note shall be shall become immediately due and payable.

WAIVERS. All parties to this Note including Maker and any sureties, endorsers, and guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

EXPENSES. In the event any payment under this Note is not paid when due, the Maker agrees to pay, in addition to the principal and interest hereunder, reasonable attorneys' fees plus all other reasonable expenses incurred by Payee or Holder in exercising any of its rights and remedies upon default.

USURY.  It is the intention of the Maker and the Payee or Holder to conform strictly to the applicable federal or state usury laws now or hereafter in force with respect to this Note. To such end (i) the aggregate of all interest and other charges constituting interest under such applicable usury laws and contracted for, chargeable or receivable under all documents and instruments now or hereafter executed in connection with this Note shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest that the Payee or Holder is authorized to charge the Maker under such applicable usury laws (the "Maximum Rate"); (ii) if any excess interest is provided for, it shall be deemed a mistake, and the excess shall, at the option of the Payee or Holder, either be refunded to the Maker or credited on the unpaid principal balance of this Note, and this Note shall be automatically reformed to permit for only the collection of interest computed at the Maximum Rate; (iii) in determining the maximum amount of interest that the Payee or Holder may charge to the Maker, all interest shall be amortized, prorated, allocated and spread over the entire term of this Note to the full extent permitted by applicable federal or state law; and (iv) in the event that this Note is prepaid or the maturity is accelerated, unearned interest shall be cancelled and, if theretofore paid, shall at the option of the Payee or Holder, either be refunded to the Maker or credited on the unpaid balance of this Note.

EXTENSIONS OF TIME. The extension of time of payment of any amount due hereon, or this entire Note, at any time or times shall not operate to release any person liable hereon in any manner. The MAKER, for itself and its successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives, to the fullest extent it may lawfully do so, all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of intention to accelerate, the release of any party liable, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance.  The Maker must repay the principal and interest under this Note as due.  The Payee or Holder is under no obligation to refinance the Note.

GENERAL. The provisions of this Note may from time to time be amended, modified or waived only by an instrument executed by the Maker and the Payee or Holder.

This Note shall be governed by and construed in accordance with the applicable laws of the State of Colorado and the laws of the United States of America applicable to transactions in the State of Colorado without regard to conflicts of laws principles. Maker submits to the jurisdiction of the courts of the State of Colorado in connection with the enforcement of this Note and to venue within Arapahoe County, Colorado.

SUCCESSORS. All of the foregoing is the promise of Maker and shall bind Maker and Maker's successors, heirs and assigns; provided, however, that Maker may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Payee or Holder of this Note.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered as of the date and year first above written.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

By:

_________________________________________

Authorized Representative

Date: _____________________________

WALTER GELDENHUYS

_________________________________

Date:____________________________